PROXY                   Tri City Bankshares Corporation                   PROXY
                         Annual Meeting - June 14, 2006
           This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints William Gravitter and Henry Karbiner, Jr. and each of them, with full power to act without the other and with full power in each to appoint his substitute or substitutes, as the undersigned's proxy to vote all of the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of Tri City Bankshares Corporation, a
Wisconsin corporation, to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 14, 2006 at 9:30 a.m., and at any adjournment or adjournments of said meeting, on the following matters:

1.  Election of Directors :
     FOR all nominees listed below     [ ]           WITHHOLD AUTHORITY     [ ]
     (or their substitutes if any                    To vote for all
     nominees shall be unable to                     nominees listed below
     stand for election)



FRANK J. BAUER, WILLIAM N. BERES, SANFORD FEDDERLY, SCOTT D. GERARDIN, WILLIAM GRAVITTER, HENRY KARBINER, JR., CHRIST KRANTZ, BRIAN T. McGARRY, ROBERT W. ORTH, RONALD K. PUETZ, AGATHA T. ULRICH, DAVID A. ULRICH, JR., WILLIAM J. WERRY, SCOTT
A. WILSON

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                     (Over)



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       The Board of Directors recommends a vote FOR each of the nominees.

2. In their discretion on such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.


                                Date ___________________________________, 2006

                                     _________________________________________

                                     _________________________________________

                                     Please sign exactly as name appears hereon.
                                     For joint accounts, all owners should sign.
                                     Executors, Administrators, Trustees, etc., should so indicate when signing.